Exhibit 99.1

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 28, 2010) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2010.

2010 Second Quarter Highlights:
•	Homes delivered increased 61%
•	Pre-tax income from operations of $1.7 million; net loss of $4.8 million
•	Cash balance of $129 million
•	Fourth consecutive quarter of positive EBITDA
•	Net debt to net capital ratio of 26%

For the second quarter of 2010, the Company reported a net loss of $4.8 million, or $0.26 per share, compared to a net loss of $19.9 million, or $1.26 per share during the second quarter of 2009.  The current quarter loss consists of $1.7 million of pre-tax income from operations and $6.5 million of asset impairments.  The Company reported a net loss of $13.1 million for the first half of 2010, or $0.71 per share, compared to a net loss of $48.0 million, or $3.22 per share, for the same period a year ago.

Homes delivered in the second quarter of 2010 increased 61% to 790 from 492 in the same period of 2009.  For the six months ended June 30, 2010, homes delivered increased 43% to 1,269 from 886 in the same period of 2009. New contracts for 2010’s second quarter were 602, down 21% from 2009’s second quarter of 759.  For the first six months of 2010, new contracts were 1,367 compared to 1,426 in the first six months of 2009.  The Company had 109 active communities at June 30, 2010 compared to 106 at June 30, 2009 and 109 at March 31, 2010.  The backlog of homes at June 30, 2010 had a sales value of $200 million, consisting of 748 units with an average sales price of $267,000.  The backlog of homes at June 30, 2009 had a sales value of $260 million comprised of 1,106 units with an average sales price of $235,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Our second quarter results are highlighted by a number of positives.  Homebuilding revenues for the quarter increased 71% driven by a 61% increase in closings.  Excluding asset impairments, we recorded a pre-tax operating profit of $1.7 million, an improvement of more than $10 million over last year’s second quarter and we achieved our fourth consecutive quarter of positive EBITDA.  Our SG & A, as a percentage of revenue, reached its lowest level in more than two years.  These results demonstrate the effectiveness of our focus on returning to profitability.”

Mr. Schottenstein continued, “At the same time, coincident with the expiration of the tax credit on April 30, 2010, we experienced a noticeable decline in our sales activity for May and June, resulting in a 21% decline in sales for the quarter.  Prior to this quarter, we had posted six consecutive quarters of positive year-over-year sales comparisons. In addition to the expiration of the tax credit, we believe the reduction in sales is a reflection of the challenging and uncertain macro economic conditions, marked by weak consumer demand and lack of meaningful job growth.  With this continued uncertainty in housing demand, it is important that we have maintained our strong financial condition, with $129 million of cash, no outstanding borrowings under our $140 million homebuilding credit facility, and a 26% net debt to capital ratio.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call will continue to be available on our website through July 2011.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 77,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C.; and Houston, Texas.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Where we have used non-GAAP financial measures in the press release, we have also provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure.   Please see the “Non-GAAP Financial Results / Reconciliations” table.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Vice President, Treasurer (614) 418-8224

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
New contracts	602	759	1,367	1,426
Average community count	109	113	107	118
Cancellation rate	16%	16%	17%	18%
Backlog units			748	1,106
Backlog value			$200,000	$260,000

Homes delivered	790	492	1,269	886
Average home closing price	$245	$230	$243	$232

Total revenue	$196,404	$116,146	$315,793	$212,295
Cost of sales	171,357	108,174	273,781	207,035
Gross margin	25,047	7,972	42,012	5,260
General and administrative expense	13,561	16,415	26,453	28,417
Selling expense	14,153	9,629	24,747	18,738
Operating loss	(2,667)	(18,072)	(9,188)	(41,895)
Other loss	-	-	-	941
Interest expense	2,079	1,811	4,220	5,007
Loss from operations before income taxes	(4,746)	(19,883)	(13,408)	(47,843)
Provision (benefit) for income taxes	61	19	(266)	188
Net loss	(4,807)	(19,902)	(13,142)	(48,031)
Net loss per share	$(0.26)	$(1.26)	$(0.71)	$(3.22)

Weighted average shares outstanding:
Basic	18,523	15,790	18,522	14,913
Diluted	18,523	15,790	18,522	14,913

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share and unit amounts)

	As of
	June 30,
	2010	2009
Assets:
Total cash and cash equivalents(1)	$128,673	$104,382
Mortgage loans held for sale	51,944	30,509
Inventory:
Lots, land and land development	232,171	293,217
Land held for sale	3,047	2,804
Homes under construction	171,113	175,129
Other inventory	26,917	25,217
Total inventory	$433,248	$496,367

Property and equipment – net	17,778	20,097
Investments in unconsolidated joint ventures	10,569	7,432
Income tax receivable	4,450	3,067
Other assets(2)	18,494	18,971
Total Assets	$665,156	$680,825

Liabilities:
Debt – Homebuilding Operations:
Senior notes	$199,552	$199,296
Notes payable – other	6,010	6,304
Total Debt – Homebuilding Operations	$205,562	$205,600

Note payable bank – financial services operations	33,911	19,478
Total Debt	$239,473	$225,078

Accounts payable	48,376	44,778
Obligations for inventory not owned	-	803
Community development district obligations	7,575	9,548
Other liabilities	54,499	61,532
Total Liabilities	$349,923	$341,739

Shareholders’ Equity	315,233	339,086
Total Liabilities and Shareholders’ Equity	$665,156	$680,825

Book value per common share	$11.62	$12.92
Net debt/net capital ratio(3)	26%	26%

(1)	2010 and 2009 amounts include $47.1 million and $79.4 million of restricted cash and cash held in escrow, respectively.
(2)	2010 and 2009 amounts include gross deferred tax assets of $122.0 million and $128.2 million, respectively, net of valuation allowances of $122.0 million and $128.2 million, respectively.
(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Homebuilding revenue:
Housing revenue	$192,917	$112,952	$308,513	$205,455
Land revenue	-	-	86	657
Total homebuilding revenue	$192,917	$112,952	$308,599	$206,112

Financial services revenue	3,487	3,194	7,194	6,183
Total revenue	$196,404	$116,146	$315,793	$212,295

Gross margin	$25,047	$7,972	$42,012	$5,260
Adjusted operating gross margin(1)	$31,341	$15,798	$52,022	$28,032
Adjusted operating gross margin %(1)	16.0%	13.6%	16.5%	13.2%

Adjusted pre-tax income (loss) from operations(1)	$1,730	$(9,015)	$(3,141)	$(20,900)

Adjusted EBITDA(1)	$11,429	$(3,611)	$12,774	$(12,726)

Cash flow (used in) provided by operating activities	$(13,403)	$(12,788)	$(18,038)	$40,851
Cash flow provided by (used in) operating activities
(excluding land/lot purchases and sales and land
development spending)(1)	$28,487	$(4,594)	$54,657	$62,835
Cash used in investing activities	$(13,251)	$(42,374)	$(16,008)	$(72,356)
Cash provided by financing activities	$5,670	$51,535	$5,718	$23,987

Financial services pre-tax income	$1,248	$1,429	$2,981	$2,730

Deferred tax asset valuation allowance – net	$1,887	$7,608	$4,922	$19,327

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Midwest	$2,971	$1,523	$2,972	$2,935
Florida	437	3,942	2,172	10,608
Mid-Atlantic	2,886	1,111	4,266	3,979
Total	$6,294	$6,576	$9,410	$17,522

Abandonments by Region:
Midwest	$79	$520	$89	$523
Florida	-	-	1	14
Mid-Atlantic	103	864	167	879
Total	$182	$1,384	$257	$1,416

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Gross margin	$25,047	$7,972	$42,012	$5,260
Add: Impairments	6,294	6,576	9,410	17,522
Imported drywall charges	-	1,250	600	5,250
Adjusted operating gross margin	$31,341	$15,798	$52,022	$28,032

Loss from operations before income taxes	$(4,746)	$(19,883)	$(13,408)	$(47,843)
Add: Impairments and abandonments	6,476	7,960	9,667	18,938
Imported drywall charges	-	1,250	600	5,250
Other loss/expense		1,658		2,755
Adjusted pre-tax income (loss) from operations	$1,730	$(9,015)	$(3,141)	$(20,900)

Net loss	$(4,807)	$(19,902)	$(13,142)	$(48,031)
Add (subtract):
Income taxes	61	19	(266)	188
Interest expense net of interest income	1,702	1,593	3,630	4,533
Interest amortized to cost of sales	4,954	3,056	7,185	4,728
Depreciation and amortization	2,254	1,910	4,216	4,412
Non-cash charges	7,265	9,713	11,151	21,444
Adjusted EBITDA	$11,429	$(3,611)	$12,774	$(12,726)

Cash flow (used in) provided by operating activities	$(13,403)	$(12,788)	$(18,038)	$40,851
Add: Land/lot purchases	32,861	3,635	58,143	14,336
Land development spending	9,029	4,559	14,638	8,305
Less: Land/lot sale proceeds	-	-	(86)	(657)
Cash flows provided by (used in) operating activities
(excluding land/lot purchases and sales
and land development spending)	$28,487	$(4,594)	$54,657	$62,835

Adjusted operating gross margin, adjusted pre-tax income (loss) from operations, adjusted EBITDA and cash flows provided by (used in) operating activities (excluding land/lot purchases and sales and land development spending) are non-GAAP financial measures.  Management finds these measures to be useful in evaluating the Company’s performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period.  They also assist the Company’s management in making strategic decisions regarding the Company’s future operations.  The Company believes investors will also find these measures to be important and useful because they disclose profitability measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of these measures helps readers of the Company’s financial statements compare the Company’s profits to the profits of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

 M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	310	407	(24)	746	754	(1)

Florida	133	113	18	272	224	21

Mid-Atlantic	159	239	(33)	349	448	(22)

Total	602	759	(21)	1,367	1,426	(4)

	HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	430	240	79	695	416	67

Florida	151	93	62	244	195	25

Mid-Atlantic	209	159	31	330	275	20

Total	790	492	61	1,269	886	43

	BACKLOG
	June 30, 2010			June 30, 2009
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	468	$115	$246,000	703	$145	$207,000

Florida	83	$ 18	$212,000	106	$ 23	$217,000

Mid-Atlantic	197	$ 67	$341,000	297	$ 92	$309,000

Total	748	$200	$267,000	1,106	$260	$235,000

	LAND POSITION SUMMARY

	June 30, 2010			June 30, 2009
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,027	1,286	5,313	4,800	855	5,655

Florida	1,576	184	1,760	1,678	83	1,761

Mid-Atlantic	2,069	419	2.488	1,254	480	1,734

Total	7,672	1,889	9,561	7,732	1,418	9,150